SUBSIDIARIES OF SPECIALTY FOODS CORPORATION

     Name                                    State of Incorporation

MBC Holdings, Inc.                                     Delaware
Metz Holdings, Inc.                                    Delaware
Metz Baking Company                                    Iowa
Metz Baking Company                                    Delaware
WFB Holdings, Inc.                                     Delaware
Pacific Coast Baking Company, Inc.                     Delaware
SFFB Holdings, Inc.                                    Delaware
San Francisco French Bread Company                     California
Andre-Boudin Bakeries, Inc.                            California
Fisherman's Wharf Sourdough French
    Bread Bakeries, Inc.                               California
Boudin International, Inc.                             California
Laura Todd of America                                  California
Steve's Drayage                                        California
A. Trocano Construction, Inc.                          California
Gelsi, Inc.                                            California
San Francisco Sourdough Bakeries, Inc.                 California
Parisian Bakeries, Inc.                                California
San Francisco Bay Area Equipment and Supply            California
San Francisco Baking Cultures                          California
San Francisco Sourdough Company                        California
Larraburu Bakery                                       California
Belsea Holdings, Inc.                                  Delaware
GSFBC Holdings, Inc.                                   Washington
Lang Holdings, Inc.                                    Washington
GBC Holdings, Inc.                                     Washington
OFBC Holdings, Inc.                                    Washington
SEM Holdings, Inc.                                     Washington
Former VB Holdings, Ltd.                               British Columbia
TPB Holdings, Inc.                                     California
B.P. Bar, Inc.                                         California
Stella Holdings, Inc.                                  Delaware
Stella Cheese Company, Inc.                            Delaware
BC Acquisition, Inc.                                   Delaware
BM Acquisition, Inc.                                   Delaware
Stella Foods, Inc.                                     Delaware
Frigo Cheese Corporation                               Wisconsin
HMFS Holdings, Inc.                                    Delaware
H&M Foods Systems, Inc.                                Delaware
MCC-DSD Holdings, Inc.                                 Delaware
Mother's Cake & Cookie Co.                             California
GWI Holdings, Inc.                                     Delaware
GWI, Inc.                                              Delaware